UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) February 12, 2007
INVACARE CORPORATION

(Exact name of registrant as specified in its charter)

Ohio	1-15103	95-2680965

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Invacare Way, P.O. Box 4028, Elyria, Ohio	44036

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (440) 329-6000

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Item 3.02. Unregistered Sales of Equity Securities.
Item 8.01. Other Events.
Item 9.01. Financial Statements and Exhibits.
SIGNATURE
Exhibit Index
EX-4.1
EX-4.2
EX-4.3
EX-4.4
EX-10.1
EX-99.1

Item 1.01. Entry into a Material Definitive Agreement.
     On February 12, 2007, Invacare Corporation (the “Company”) completed certain refinancing transactions which are further described below.
New Senior Secured Credit Facilities
     On February 12, 2007, the Company entered into a Credit Agreement by and among the Company, the Facility Guarantors named therein, the lenders named therein, Banc of America Securities LLC and KeyBank National Association as joint lead arrangers for the term loan facility, and National City Bank and KeyBank National Association as joint lead arrangers for the revolving loan facility (the “Credit Agreement”), which provides for a $400 million senior secured credit facility consisting of a $250 million term loan facility and a $150 million revolving credit facility.
     Borrowings under the new senior secured credit facility generally bear interest at a rate equal to LIBOR plus an applicable margin or, at the Company’s option, an alternate base rate (defined as the prime rate of National City Bank or the federal funds rate plus 0.50%) plus an applicable margin. The initial interest rate for borrowings under the Credit Agreement is LIBOR plus a margin of 2.25%, including an initial facility fee of 0.50% per annum on the facility. The applicable margin for borrowings and the revolving credit facility under the Credit Agreement may be reduced if the Company attains specified leverage ratios. The Company also must pay customary letter of credit and bankers’ acceptance fees.
     The Credit Agreement requires the Company to prepay outstanding loans under the facility, subject to certain exceptions, with (i) 100% of the net cash proceeds from the sale of assets or property, the issuance or incurrence of debt, or casualty proceeds and condemnation awards, (ii) 50% of the net cash proceeds from the issuance of additional equity of the Company or its subsidiaries, (iii) 75% of the Company’s annual excess cash flow (subject to decreases upon attaining specified leverage ratios), and (iv) 100% of extraordinary receipts. All such mandatory prepayments will be applied first to the term loan facility and then to the revolving credit facility.
     The term loan facility will mature on its sixth anniversary, with scheduled amortization of principal at three month intervals, in amounts equal to 0.25% of the initial aggregate principal amount of the term loan facility loans, in the case of each of the first 23 quarterly payments, with the then remaining outstanding principal amount due and payable in full on the sixth anniversary of the facility. The revolving credit facility will terminate and all amounts outstanding thereunder will be due and payable in full on the fifth anniversary of the revolving credit facility.
     The Company’s obligations under the Credit Agreement are secured by substantially all of the Company’s assets, subject to certain exceptions, and are guaranteed by its material domestic subsidiaries, with certain obligations also guaranteed by its material foreign subsidiaries. The Credit Agreement contains a number of customary restrictive covenants, affirmative covenants and events of default, and financial covenants that require the Company to maintain a maximum leverage ratio, a minimum interest coverage ratio, and a minimum fixed charge coverage ratio.
     The foregoing description of the Credit Agreement is a summary and is qualified in its entirety by reference to the terms of the Credit Agreement, which is attached hereto as Exhibit 10.1.

Convertible Senior Subordinated Debentures due 2027
     On February 5, 2007, the Company and certain of its domestic subsidiaries entered into a purchase agreement (the “Debenture Purchase Agreement”) under which the Company agreed to sell $125 million aggregate principal amount of 4.125% Convertible Senior Subordinated Debentures due 2027 (the “Debentures”) to the initial purchasers named therein (collectively, the “Initial Debenture Purchasers”). The Debenture Purchase Agreement also granted the Initial Debenture Purchasers an option to purchase up to an additional $10 million aggregate principal amount of the Debentures to cover over-allotments. On February 7, 2007, the Initial Debenture Purchasers exercised the full $10 million option. The closing of the sale of the Debentures occurred on February 12, 2007. The net proceeds to the Company from the offering, after deducting the Initial Debenture Purchasers’ discount and the estimated offering expenses payable by the Company, were approximately $132.3 million.
     The Debentures and the Company’s common shares issuable in certain circumstances upon conversion of the Debentures have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). The Company offered and sold the Debentures to the Initial Debenture Purchasers in reliance on the exemption from registration provided by Section 4(2) of the Securities Act. The Initial Debenture Purchasers can then sell the Debentures to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act. The Company relied on these exemptions from registration based in part on representations made by the Initial Debenture Purchasers in the Debenture Purchase Agreement.
     The Debentures are governed by an Indenture, dated February 12, 2007 (the “Debentures Indenture”), by and among the Company, the Guarantors named therein and Wells Fargo Bank, N.A., as trustee (the “Trustee”). The description of the terms of the Debentures contained in this Item 1.01 is a summary and is qualified in its entirety by reference to the terms of the Debentures Indenture and the form of Debenture and related Guarantee, which is attached hereto as Exhibit 4.1.
     The Debentures are unsecured senior subordinated obligations of the Company guaranteed by substantially all of the Company’s domestic subsidiaries and pay interest at 4.125% per annum on each February 1 and August 1. The Debentures are convertible into cash, a number of the Company’s common shares, or a combination of cash and shares, as determined in the Company’s discretion, based on an initial conversion rate, subject to adjustment, of 40.3323 shares per $1,000 principal amount of Debentures (which represents an initial conversion price of approximately $24.79 per share). Conversion is allowed only under the following circumstances: (1) if during any fiscal quarter beginning after March 31, 2007 (and only during such quarter) the last reported sale price of the Company’s common shares for at least 20 trading days during the period of 30 consecutive trading days ending on the last trading day of the preceding fiscal quarter exceeds 130% of the applicable conversion price per common share on that 30th trading day; (2) during the five business days after any five consecutive trading day period in which the trading price of the Debentures was less than 98% of the product of the closing price of the Company’s common shares multiplied by the applicable conversion rate; (3) if the Company has called the Debentures for redemption; (4) on or after November 1, 2026; or (5) upon the occurrence of certain specified corporate transactions, as set forth in the Debentures Indenture.

     The holders of the Debentures may require the Company to purchase all or a portion of their Debentures if certain change in control transactions occur, in each case at a repurchase price equal to 100% of the principal amount of the repurchased Notes, plus any unpaid interest accrued to the repurchase date. In addition, the holders of Debentures who convert their Debentures in connection with certain change in control events, as defined in the Debentures Indenture, may be entitled to a make-whole premium in the form of an increase in the conversion rate. The conversion rate also may be adjusted under certain other circumstances, including the payment of cash dividends in excess of the Company’s current regular quarterly common share dividend of $0.0125 per share.
     The Debentures will be redeemable at the Company’s option, subject to specified conditions, on or after February 6, 2012 through and including February 1, 2017, and at the Company’s option after February 1, 2017. On February 1, 2017 and 2022 and upon the occurrence of certain circumstances, holders will have the right to require the Company to repurchase all or some of their Debentures.
     In connection with the sale of the Debentures, the Company and certain subsidiaries of the Company entered into a registration rights agreement, dated February 12, 2007, with the Initial Debenture Purchasers (the “Debenture Registration Rights Agreement”). Under the Debenture Registration Rights Agreement, the Company has agreed to use its commercially reasonable efforts to file within 90 days of the date on which the Debentures are first issued a shelf registration statement for resale of the Debentures and the common shares issuable upon conversion of the Debentures. The Company is further obligated to use its commercially reasonable efforts to cause the shelf registration statement to become effective under the Securities Act within 180 days after the date on which the Debentures are first issued. If the Company fails to comply with certain of its obligations under the Debenture Registration Rights Agreement, it will be required to pay additional interest to holders of the Debentures under specified circumstances. The foregoing description of the terms of the Debenture Registration Rights Agreement is a summary and is qualified in its entirety by reference to the terms of the Debenture Registration Rights Agreement, which is attached hereto as Exhibit 4.3.
     The Debentures and the common shares issuable upon conversion have not been registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration under, or an applicable exemption from, the registration requirements of the Securities Act and applicable state securities laws.
Senior Notes due 2015
     On February 7, 2007, the Company and certain of its domestic subsidiaries entered into a purchase agreement (the “Note Purchase Agreement”) under which the Company agreed to sell $175 million aggregate principal amount of 9 3/4% Senior Notes due 2015 (the “Notes”) to the initial purchasers named therein (collectively, the “Initial Note Purchasers”). The closing of the sale of the Notes occurred on February 12, 2007. The net proceeds to the Company from the offering, after deducting the Initial Note Purchasers’ discount and the estimated offering expenses payable by the Company, were approximately $167 million.
     The Notes have not been registered under the Securities Act. The Company offered and sold the Notes to the Initial Note Purchasers in reliance on the exemption from registration provided by Section 4(2) of the Securities Act. The Initial Note Purchasers can then sell the Notes to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act and to non-U.S. persons outside the United States in reliance on Regulation S under the Securities Act. The Company relied on these exemptions from registration based in part on representations made by the Initial Note Purchasers in the Note Purchase Agreement.
     The Notes are governed by an Indenture, dated February 12, 2007 (the “Notes Indenture”), by and among the Company, the Guarantors named therein and the Trustee. The description of the terms of the Notes contained in this Item 1.01 is a summary and is qualified in its entirety by reference to the terms of the Notes Indenture and the form of Notes and related Guarantee, which is attached hereto as Exhibit 4.2.
     The Notes are unsecured senior obligations of the Company guaranteed by substantially all of the Company’s domestic subsidiaries. The Notes mature on February 15, 2015 and interest on the Notes will accrue at 9 3/4% per year payable on February 15 and August 15, commencing August 15, 2007. The Company may redeem some or all of the Notes at any time on or prior to February 15, 2011 at a redemption price equal to 100% of the principal amount of the Notes plus an applicable premium as calculated as set forth in the Notes Indenture. The Company may redeem some or all of the Notes at any time after February 15, 2011 at certain specified redemption prices. The Company also may redeem up to 35% of the aggregate principal amount of the Notes using the proceeds from certain equity offerings on or before February 15, 2010.
     In connection with the sale of the Notes, the Company and certain of its subsidiaries entered into a registration rights agreement, dated February 12, 2007, with the Initial Note Purchasers (the “Note Registration Rights Agreement”). Under the Note Registration Rights Agreement, the Company has agreed to use its commercially reasonable efforts to file within 90 days of the date on which the Notes are first issued a registration statement with respect to an exchange of the Notes. The Company is further obligated to use its commercially reasonable efforts to cause the registration statement with respect to an exchange of the Notes to become effective under the Securities Act within 180 days after the date on which the Notes are first issued and to complete the exchange offer for the Notes within 210 days of the issuance of the Notes. The Company also agreed to file a shelf registration statement relating to the resale of the Notes if the exchange offer is not consummated within the time period set forth in the previous sentence and under other circumstances specified in the Note Registration Rights Agreement. If the Company fails to comply with certain of its obligations under the Note Registration Rights Agreement, it will be required to pay additional interest to holders of the Notes under specified circumstances. The foregoing description of the terms of the Note Registration Rights Agreement is a summary and is qualified in its entirety by reference to the terms of the Note Registration Rights Agreement, which is attached hereto as Exhibit 4.4.
     The Notes have not been registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration under, or an applicable exemption from, the registration requirements of the Securities Act and applicable state securities laws.
     The Company used the net proceeds from the offerings of the Notes and the Debentures, together with its initial borrowings under the Credit Agreement to repay outstanding indebtedness under its previously existing revolving credit facility, its accounts receivable securitization, its 6.71% senior notes due 2008, 3.97% senior notes due 2007, 4.74% senior notes due 2009, 5.05% senior notes due 2010 and 6.17% senior notes due 2016 and its related expenses and repayment costs aggregating $570 million.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The information regarding the Credit Agreement, the Notes and the Debentures provided in Item 1.01 and the information regarding the Debentures provided in Item 3.02 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.
Item 3.02. Unregistered Sales of Equity Securities.
     On February 12, 2007, the Company sold $135 million aggregate principal amount of the Debentures in a private placement in reliance from the exemption from the registration provided by Section 4(2) of the Securities Act. The Initial Debenture Purchasers can then sell the Debentures to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act. The Company relied on these exemptions based in part on representations made by the Initial Debenture Purchasers in the Debenture Purchase Agreement. The purchase price paid by the Initial Debenture Purchasers of the Debentures was 98% of the principal amount thereof, or $132.3 million.
     The Debentures and the common shares issuable upon conversion have not been registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration under, or an applicable exemption from, the registration requirements of the Securities Act and applicable state securities laws.
     The information regarding the Debentures provided in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.02.
Item 8.01. Other Events.
     On February 12, 2007, the Company issued a press release in connection with the events described in this Current Report on Form 8-K. The press release is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 8.01.
Item 9.01. Financial Statements and Exhibits.
     (c) Exhibits.

Exhibit number	Description

4.1	Indenture, dated February 12, 2007, by and among Invacare Corporation, the Guarantors named therein and Wells Fargo Bank, N.A., as trustee (including the Form of 4.125% Convertible Senior Subordinated Debenture due 2027 and related Guarantee attached as Exhibit A).

Exhibit number	Description
4.2	Indenture, dated February 12, 2007, by and among Invacare Corporation, the Guarantors named therein and Wells Fargo Bank, N.A., as trustee (including the Form of 9 3/4% Senior Note due 2015 and related Guarantee attached as Exhibit A).

4.3	Registration Rights Agreement, dated February 12, 2007, among Invacare Corporation, the Guarantors named therein and the Initial Purchasers named therein.

4.4	Registration Rights Agreement, dated February 12, 2007, among Invacare Corporation, the Guarantors named therein and the Initial Purchasers named therein.

10.1	Credit Agreement, dated February 12, 2007, by and among Invacare Corporation, the Facility Guarantors named therein, the lenders named therein, Banc of America Securities LLC and KeyBank National Association as joint lead arrangers for the term loan facility, and National City Bank and KeyBank National Association as joint lead arrangers for the revolving loan facility.

99.1	Press Release of Invacare Corporation dated February 12, 2007.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Invacare Corporation (Registrant)
Date: February 12, 2007	/s/ Gregory C. Thompson
Gregory C. Thompson
Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit number	Description

4.1	Indenture, dated February 12, 2007, by and among Invacare Corporation, the Guarantors named therein and Wells Fargo Bank, N.A., as trustee (including the Form of 4.125% Convertible Senior Subordinated Debenture due 2027 and related Guarantee attached as Exhibit A).

4.2	Indenture, dated February 12, 2007, by and among Invacare Corporation, the Guarantors named therein and Wells Fargo Bank, N.A., as trustee (including the Form of 9 3/4% Senior Note due 2015 and related Guarantee attached as Exhibit A).

4.3	Registration Rights Agreement, dated February 12, 2007, among Invacare Corporation, the Guarantors named therein and the Initial Purchasers named therein.

4.4	Registration Rights Agreement, dated February 12, 2007, among Invacare Corporation, the Guarantors named therein and the Initial Purchasers named therein.

10.1	Credit Agreement, dated February 12, 2007, by and among Invacare Corporation, the Facility Guarantors named therein, the lenders named therein, Banc of America Securities LLC and KeyBank National Association as joint lead arrangers for the term loan facility, and National City Bank and KeyBank National Association as joint lead arrangers for the revolving loan facility.

99.1	Press Release of Invacare Corporation dated February 12, 2007.